SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREDENCE SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDENCE SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 19, 2003

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Credence Systems Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, March 19, 2003, at 10:00 a.m. local time, at the Company’s headquarters at 215 Fourier Avenue, Fremont, California 94539, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect one director to serve for a three-year term ending in 2006 or until his successor is elected and qualified;

2.	To approve an amendment to the Company’s 1993 Stock Option Plan (the “1993 Plan”) to:

•	prohibit the Company from repricing options to purchase common stock of the Company granted under the 1993 Plan without the prior approval of the stockholders of the Company;

•	amend the automatic option grant program in effect for the non-employee Board members, both as to future option grants and options outstanding under the automatic option grant program at the time of the Annual Meeting to:

(i)	revise the vesting provisions in effect for the option grants made under the automatic option grant program so that all automatic option grants made to a non-employee Board member and outstanding at the time of his or her retirement from, or cessation of, Board service will vest and become exercisable for all the option shares on an accelerated basis should that non-employee Board member be 65 years of age or older and retire from, or otherwise cease, Board service after completion of nine (9) or more years of Board service; and

(ii)	extend the period during which the option grants made to a non-employee Board member under the automatic option grant program are to remain exercisable following his or her retirement from, or cessation of, Board service from six (6) months to twelve (12) months if such retirement or cessation of Board service occurs after such Board member has attained 65 of age and has completed nine (9) or more years of Board service, but in no event will any such option remain exercisable after the specified expiration of the option term;

and

•	establish a stock issuance program under which the Company may make direct stock issuances under the 1993 Plan, which stock issuances shall at no time exceed ten percent (10%) of the total number of shares eligible for issuance under the 1993 Plan (which such total number may be increased from time to time in accordance with the automatic increases to such total number of eligible shares pursuant to the terms of the 1993 Plan, but which number will not be increased by this amendment) and which may be fully vested or be subject to vesting based on the grantee’s service with the Company or attainment of specific performance objectives, provided that a minimum of three (3) years service shall be required if service is required as the condition to vesting.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 12, 2003 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy over the Internet, by telephone, or sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, by telephone or signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Dr. Graham J. Siddall

Chairman of the Board and

Chief Executive Officer

February 20, 2003

Fremont, California

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

i

CREDENCE SYSTEMS CORPORATION

215 Fourier Avenue

Fremont, California 94539

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 19, 2003

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Credence Systems Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on March 19, 2003 (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. at the Company’s headquarters at 215 Fourier Avenue, Fremont, California 94539. These proxy solicitation materials were mailed on or about February 20, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 12, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 62,845,408 shares of the Company’s common stock, $0.001 par value (“Common Stock”), were outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 12, 2003. The election of directors is by plurality vote, and the candidate receiving the highest number of affirmative votes will be elected. Each of the other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but are counted for quorum purposes.

Proxies

If the enclosed form of proxy is properly signed and returned or if you submit your proxy and voting instructions over the Internet or by telephone, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy voting instruction form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the approval of Proposals 1, 2 and 3 described in the accompanying Notice and this Proxy Statement. If you vote your proxy by mail, you may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices, a notice of revocation or another signed Proxy with a later date. If you chose to vote your proxy over the Internet or by telephone, you can change your vote by voting again using the same method used for the original vote (i.e. the Internet or telephone) so long as you retain the proxy card referencing your voter control number. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, electronic mail, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received no later than October 28, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board for the 2003 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than January 11, 2003. Such stockholder proposals should be submitted to 215 Fourier Drive, Fremont, California 94539, Attention: Corporate Secretary.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation provides for a classified Board of Directors (the “Board”) consisting of three classes of directors having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of eight persons. The class whose term of office expires at the Annual Meeting currently consists of three directors, however two of such directors, Bernard V. Vonderschmitt and Michael Bosworth, have advised the Company that they intend to retire from the Board, effective as of the date of the Annual Meeting and to not stand for reelection to the Board. The Board of Directors is considering whether to recommend filling the vacancy created by each such director’s resignation, but has not decided to do so as of the date of this Proxy Statement. Accordingly, only one director has been nominated and is currently standing for reelection to the Board. The proxy solicited by the Board for the 2003 Annual Meeting cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. The director elected to this class will serve for a term of three years, expiring at the 2006 annual meeting of stockholders or until his successor has been elected and qualified. The nominee is currently a director of the Company with a term expiring at the Annual Meeting.

The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below. The candidate receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected director of the Company, to serve his term and until his successor has been elected and qualified.

Nominee for Term Ending Upon the 2006 Annual Stockholders’ Meeting

Henk J. Evenhuis, 59, has served as a Director of the Company since September 1993. Mr. Evenhuis is currently serving as Vice President, Chief Financial Officer and Secretary of Fair, Issac and Company, Inc., a decision analytic software company, where he has been employed since October 1999. From July 1998 to October 1999, he was a consultant to the semiconductor industry. Prior to that, he served as Executive Vice President and CFO of Lam Research Corporation (“Lam”), a semiconductor capital equipment manufacturer from April 1987 to July 1998. From 1983 to 1987, Mr. Evenhuis served as Chief Financial Officer of Ferix Corporation, Trimedia Corporation and Corvus Systems, Inc.

Continuing Directors for Term Ending Upon the 2004 Annual Stockholders’ Meeting

Jos C. Henkens, 50, has served as a Director of the Company since February 1985. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, since January 1983. Mr. Henkens also serves on the boards of directors of Actel Corporation and Docent, Inc. as well as several private companies.

William G. Howard, Jr., 61, has served as a Director of the Company since February 1995, as Chairman of the Board from December 1998 to August 2001 and as interim Chief Executive Officer from December 1998 to July 1999. Dr. Howard has been a self-employed consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc. between 1969 to 1987, most recently as Senior Vice President and Director of Research and Development. Dr. Howard serves on the boards of directors of BEI Technologies, Inc., Ramtron International Corporation and Xilinx, Inc. as well as several private companies.

Thomas R. Franz, 43, has served as a director of the Company since September 17, 2001. Mr. Franz currently serves as a Corporate Vice President of the Network Processing Group at Intel Corporation. Mr. Franz joined Intel in 1980.

Continuing Directors for Term Ending Upon the 2005 Annual Stockholders’ Meeting

Graham J. Siddall, 56, has served as the Chairman of the Board and Chief Executive Officer since August 2001 and prior to that was the Company’s President, Chief Executive Officer and a Director from July 1999 to August 2001. Dr. Siddall joined the Company from KLA-Tencor Corporation (“KLA-Tencor”) where he had been Executive Vice President of the Wafer Inspection Group from May 1997 to May 1999. From December 1995 until May 1997, he served as Executive Vice President and chief operating officer of Tencor Instruments, Inc. (“Tencor Instruments”). Previously Dr. Siddall served as Senior Vice President for the Tencor Wafer Inspection Division from November 1994 to December 1995. He joined Tencor as a vice president in 1988. Prior to joining Tencor, Dr. Siddall served in a number of key roles at GCA Corporation, Hewlett Packard Laboratories and Rank Taylor Hobson.

Jon D. Tompkins, 62, has served as a Director of the Company since September 1999. Mr. Tompkins was Chairman of the Board of Directors for KLA-Tencor from July 1998 to June 1999. From April 1997 until July 1998, he was Chief Executive Officer and served as a Director of KLA-Tencor. From April 1991 to April 1997, he was President and Chief Executive Officer of Tencor Instruments prior to its merger with KLA Instruments. He was a Director of Tencor Instruments from 1991 until April 1997 and was appointed Chairman of the Board of Directors of Tencor Instruments in November 1993. He currently serves on the Boards of Directors of KLA-Tencor, Cymer, Electro Scientific Industries and Logic Vision, Inc., as well as several private companies.

Board Committees and Meetings

During the fiscal year ended October 31, 2002, the Board of Directors held five (5) meetings and acted by unanimous written consent on eleven (11) occasions. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total meetings of the board of directors (held during the period he served) and (ii) the total number of meetings held by all committees on which he served (held during the period he served) during the past fiscal year.

The Audit Committee currently consists of three directors, Mr. Evenhuis, Mr. Henkens and Mr. Franz, and is primarily responsible for approving the services performed by the Company’s independent auditors and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee held five (5) meetings during the last fiscal year and did not act by unanimous written consent.

The Board of Directors adopted and approved a revised charter for the Audit Committee on October 17, 2002, a copy of which is attached hereto as Annex A. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee currently consists of two directors, Mr. Bosworth and Mr. Vonderschmitt, and is primarily responsible for reviewing and approving the Company’s general compensation policies and setting compensation levels for the Company’s executive officers. The Board of Directors presently intends to reconstitute the membership of the Compensation Committee after the Annual Meeting and intends such committee to consist of at least two independent directors. The Compensation Committee also has the exclusive authority to administer the Company’s 1994 Employee Stock Purchase Plan and the Company’s 1993 Stock Option Plan and to make option grants thereunder. The Compensation Committee held five (5) meetings during the last fiscal year and did not act by unanimous written consent.

The Nominating and Corporate Governance Committee, established during October, 2002, currently consists of three (3) directors, Mr. Tompkins, Mr. Henkens and Mr. Franz, and identifies and recommends director nominees to be selected by the Board of Directors of the Company for submission to vote at the Company’s annual stockholder meetings, to implement the Board’s criteria for the selection of new directors, review and recommend revisions to the corporate governance policies of the Board of Directors, and to provide oversight of the evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance considers nominees recommended by the Company’s stockholders. To recommend a prospective nominee for consideration by the Nominating Committee, stockholders may submit the candidate’s name and qualifications to the Company’s secretary in writing to the following address: 215 Fourier Avenue, Fremont, California 94539, prior to the date on which stockholder proposals must be received for inclusion in the Company’s proxy statement. The Nominating and Corporate Governance Committee did not meet during the last fiscal year.

Corporate Governance Guidelines

The Board has adopted the Guidelines on Significant Corporate Governance Issues, and the Board’s Nominating and Corporate Governance Committee is responsible for overseeing the guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Among other matters, the Guidelines include the following provisions, effective after October 17, 2002:

•	A majority of the members of the Board of Directors are independent directors, as defined in the applicable rules for Nasdaq-traded issuers. Independent directors shall not receive consulting, legal or other fees from the Company other than Board compensation.

•	Directors who have attained the age of seventy (70) prior to an Annual Meeting of Stockholders may not serve as directors after such meeting.

•	The Board of Directors appoints members of Board committees.

•	The Audit, Compensation, and Nominating and Corporate Governance Committees consist entirely of independent directors.

•	The Board of Directors has a process whereby the Board and its members are subject to periodic self-evaluation and self-assessment.

•	The Board of Directors recommends and encourages each new member and each continuing member of the Board of Directors to participate in director education programs and to attend not less than one accredited program during each term of service.

•	The Board of Directors has adopted a Code of Ethics for executive officers and has required that the executive officers be required to acknowledge the Company’s adoption and their attention to adhere to, the Code of Ethics.

•	The Board of Directors has adopted a Code of Business Conduct to provide guidance to its employees regarding standards for conduct of the Company’s business, which code has been delivered to all employees of the Company.

•	At least annually, the Board of Directors reviews the Company’s strategic long-range plan, business unit initiatives, capital projects and budget matters.

•	The Board has established the position of Lead Independent Director, which is currently held by Mr. Tompkins. Independent directors meet on a regular basis apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

•	The Chief Executive Officer periodically reports to the Board of Directors on succession planning and management development.

•	At least annually, the Board of Directors evaluates the performance of the Chief Executive Officer and other senior management personnel.

•	Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. For additional information, see “Compensation Committee Report” on page 28.

Director Compensation

As of the date of each Annual Stockholders Meeting, each non-employee Board member who is to continue to serve as such following such meeting will receive an annual retainer fee of $10,000 which will be paid in four equal quarterly installments. In addition, each non-employee Board member who serves on the Audit Committee is paid $2,000 per Board and committee meeting attended, and each other Board member is paid $1,000 per Board and committee meeting attended. Further, the Chairman of the Nominating and Corporate Governance Committee will receive an additional annual retainer fee of $10,000 and will receive $2,000 for each Nominating and Corporate Governance Committee attended. All non-employee Board members are also reimbursed for his expenses in connection with attendance at Board and committee meetings. In addition, Mr. Tompkins was paid an aggregate of $14,400 for the fiscal year ended October 31, 2002 pursuant to a consulting arrangement with the Company. This consulting arrangement was terminated as of the end of the fiscal year.

Each non-employee Board member will, at the time of his initial election or appointment to the Board, receive an option grant for 20,000 shares of the Common Stock under the automatic option grant program in effect for non-employee Board members under the Company’s 1993 Stock Option Plan. In addition, at each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not he is standing for re-election at that particular meeting, will be granted an option to purchase an additional 20,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member.

The initial 20,000 share grant made to a new non-employee Board member will become exercisable for 12.5% of the option shares upon completion of six (6) months of Board service measured from the grant date and will become exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon the individual’s completion of each additional three (3) month period of Board service. Each 20,000-share annual grant made to a continuing Board member will become exercisable in a series of four (4) successive equal annual installments over the individual’s period of continued Board service, with the first such installment to become exercisable one (1) year after the automatic grant date. However, each option grant under the automatic option grant program will immediately vest and become exercisable for all the option shares upon (i) an acquisition of the Company by merger or stock or asset sale, (ii) a hostile takeover of the Company, or (ii) the optionee’s death or disability while continuing to serve as a Board member.

In the event that Proposal Two set forth in this Proxy Statement is approved by the stockholders at the Annual Meeting, then the following changes would be made to options outstanding under the automatic option grant program at the time of the Annual Meeting and future options granted under the automatic option grant program:

•	the vesting of any such options held by each non-employee Board member who retires from, or otherwise ceases, Board service after the completion of nine (9) or more years of such Board service and who is at least sixty five (65) years of age at such time will accelerate in full; and

•	the period during which any such options held by each non-employee Board member who retires from, or otherwise ceases, Board service after the completion of nine (9) or more years of such Board service will remain exercisable following such termination will be extended from six (6) months to twelve (12) months, but in no event will such period be extended beyond, or will such option remain exercisable after, the expiration of the option pursuant to its terms.

Pursuant to the automatic option grant program, a stock option for 20,000 shares of Common Stock was granted on March 20, 2002, the date of the 2002 Annual Stockholders Meeting, to each of the following individuals who continued to serve as non-employee Board members following that Annual Meeting: Mr. Bosworth, Mr. Evenhuis, Mr. Franz, Mr. Henkens, Dr. Howard, Mr. Tompkins and Mr. Vonderschmitt. Each option has an exercise price of $19.87 per share.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the above nominee.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 1993 Stock Option Plan (the “1993 Plan”) to:

•	prohibit the Company from repricing options to purchase common stock of the Company granted under the 1993 Plan without the prior approval of the stockholders of the Company;

•	amend the automatic option grant program in effect for the non-employee Board members, both as to future option grants and options outstanding under the automatic option grant program at the time of the Annual Meeting to:

(i)	revise the vesting provisions in effect for the option grants made under the automatic option grant program so that all automatic option grants made to a non-employee Board member and outstanding at the time of his or her retirement from, or cessation of, Board service will vest and become exercisable for all the option shares on an accelerated basis should that non-employee Board member be 65 years of age or older and retire from, or otherwise cease, Board service after completion of nine (9) or more years of Board service; and

(ii)	extend the period during which the option grants made to a non-employee Board member under the automatic option grant program are to remain exercisable following his or her retirement from, or cessation of, Board service from six (6) months to twelve (12) months if such retirement or cessation of Board service occurs after such Board member has attained 65 of age and has completed nine (9) or more years of Board service, but in no event will any such option remain exercisable after the specified expiration of the option term;

and

•	establish a stock issuance program under the 1993 Plan pursuant to which the Company may make direct stock issuances under the 1993 Plan to eligible persons, which stock issuances shall at no time exceed ten percent (10%) of the total number of shares eligible for issuance under the 1993 Plan (which such total number may be increased from time to time in accordance with the automatic increases to such total number of eligible shares pursuant to the terms of the 1993 Plan, but which total number will not be increased by this amendment) and which may be fully vested or be subject to vesting based on the grantee’s service with the Company or attainment of specific performance objectives, provided that a minimum of three (3) years service shall be required if service is required as the condition to vesting.

Limitation on Repricing of Options.    The Board has adopted a resolution that prohibits the repricing of options outstanding under the 1993 Plan without the prior approval of the stockholders of the Company. The Board has determined that providing its stockholders with the ability to approve any repricing transaction prior to its occurrence is in the best interests of the Company and its stockholders.

Amendment to Automatic Option Grant Program.    The Company’s non-employee Board members receive an initial option grant and annual option grants during the term of their service. Under the 1993 Plan, these options vest and become exercisable over a four (4) year period from the date of grant. The Company has adopted an amendment to its bylaws that institutes a mandatory retirement age of 70 for Board members. The purpose of the proposed amendment to the automatic option grant program is to facilitate board succession by providing equity incentives to non-employee Board members who have provided significant service to the Company and to permit directors who are required to retire from the Board at age 70 to realize the potential benefit of option grants made during their final term of service.

The amendment to the Company’s bylaws instituting a mandatory retirement age for directors was adopted by the Board on February 19, 2002. The amendment to the automatic option grant program was adopted by the Board of Directors on February 11, 2003, subject to stockholder approval at the Annual Meeting. The amendment is designed to make the equity incentives provided under the automatic option grant program a more valuable component of the non-employee Board member’s compensation package and thereby facilitate the Company’s ability to attract and retain highly-qualified individuals to serve as non-employee Board members.

Establishment of Stock Issuance Program.    The purpose of the amendment to the 1993 Plan establishing a stock issuance program is to promote the interests of the Company by providing eligible persons in the Company’s service with the opportunity to be granted shares of Common Stock of the Company. The Board believes that the ability to issue shares of Common Stock of the Company provided by this program will facilitate the Board’s attraction and retention of employees and other service providers of the Company. This program will not increase the aggregate number of shares of Common Stock of the Company available for issuance under the 1993 Plan.

The following is a summary of the principal features of the 1993 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company’s principal executive offices in Fremont, California.

Equity Incentive Programs

The 1993 Plan contains two separate components: (i) a discretionary option grant program under which key employees (including officers), consultants and non-employee Board members may be granted options to purchase shares of Common Stock at an exercise price not less than the fair market value of those shares on the grant date and (ii) the automatic option grant program under which options will automatically be granted at periodic intervals to the non-employee Board members to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date. Options may be granted under the discretionary program as either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the automatic option grant program will be non-statutory options.

The Stock Issuance Program, if this Proposal is approved by the stockholders, will provide for the issuance of shares of the Company’s Common Stock.

None of the amendments for which stockholder approval is sought pursuant to this Proposal affect the discretionary option grant program nor will they increase the number of shares of Common Stock reserved for issuance under the 1993 Plan.

Share Reserve

19,989,935 shares of Common Stock have been reserved for issuance over the term of the 1993 Plan. As of February 3, 2003, options to purchase 11,388,782 shares were outstanding under the 1993 Plan, options to purchase 7,059,614 shares had been exercised, and 1,541,539 shares were available for future grant.

The number of shares of Common Stock reserved for issuance under the 1993 Plan will automatically increase on the first trading day of each fiscal year by an amount equal to 3.5% of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year. However, no such annual increase will exceed 3,000,000 shares of Common Stock, subject to adjustment for stock dividends, stock splits and similar transactions.

Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grant under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the original option exercise price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan.

No participant in the 1993 Plan may be granted stock options, separately exercisable stock appreciation rights or, if this Proposal is approved, direct stock issuances, under the 1993 Plan for more than 2,000,000 shares in the aggregate, exclusive, however, of any stock options or stock appreciation rights granted to such individual prior to January 1, 1995. Stockholder approval of this Proposal will also constitute approval of this share limitation for purposes of Internal Revenue Code Section 162(m) (“Code Section 162(m)”). This limitation, together with the fact that stock and option grants to our executive officers will be made by the Compensation Committee and will have an exercise price per share equal to the fair market value per share of Common Stock on the date of grant, should ensure that any deductions to which we would otherwise be entitled upon the exercise of stock options granted under the discretionary option grant program or the subsequent sale of the shares purchased under those options will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Code Section 162(m).

Discretionary Option Grant Program

The discretionary option grant program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee in its capacity as the Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants under the program, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

As of February 3, 2003, approximately 1,100 employees of the Company and its subsidiaries, including four (4) executive officers, and the seven non-employee members of the Board were eligible to participate in the discretionary option grant program.

The exercise price per share for each option granted under the discretionary option grant program will not be less than one hundred percent (100%) of the fair market value per share of common stock on the grant date and is generally payable in cash and/or shares of the Company’s Common Stock. No option under such program will have a maximum term in excess of ten (10) years measured from the grant date and will be subject to earlier termination following the optionee’s retirement from, or cessation of, service with the Company. Each option under the discretionary option grant program will generally become exercisable in one or more installments over the optionee’s period of service with the Company. The options will vest and become exercisable for all the option shares on an accelerated basis in the event of certain changes in control or ownership of the Company. The options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family, to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to divorce or other marital separation proceedings. No option holder will have any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the purchased shares.

Stock Issuance Program

The stock issuance program, if the amendment which is the subject of this proposal is adopted, would be administered by the Compensation Committee of the Board of Directors. Officers (including executive officers), employees, non-employee board members and independent consultants in our service or in the service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the stock issuance program. The Compensation Committee, in its capacity as the Plan Administrator, would have complete discretion to determine which eligible individuals are awarded stock grants under the program, the time or times when such grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and any other restrictions that may be imposed on the shares, each subject to the provisions below and evidenced by a stock issuance agreement.

Under the proposed stock issuance program, up to ten percent (10%) of the total number of shares of Common Stock available for issuance under the 1993 Plan, measured initially as of the date of the Annual Meeting and adjusted from time to time thereafter for the automatic increases to such number of available shares pursuant to the 1993 Plan. In addition, no eligible person may be granted direct stock issuances under this program for more than 2,000,000 shares.

The issue price per share for each share granted under the stock issuance program may not be less than the fair market value per share of Common Stock on the grant date. The consideration for the shares would be payable with any lawful consideration permitted under the corporate law of the state of Delaware, as permitted by the Plan Administrator. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient.

The stock issuance program also provides for the award of share right awards pursuant to which an eligible person may acquire shares of Common Stock upon the achievement of certain pre-established corporate performance goals based on various criteria or certain pre-established corporate performance goals based on various criteria or the achievement of specified service requirements.

The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award (subject to the Code Section 162(m) limit and 10% aggregate limit, each described above) and the vesting schedule to be in effect for the stock issuance or share right award, except that, to the extent any shares granted under the program would be subject to vesting restrictions based solely on the basis of the grantee’s service to the Company, a minimum of three (3) years of service would be required as a condition to such vesting. The Plan Administrator would, however, have the discretion to accelerate the vesting of any unvested shares issued under the stock issuance program. Subject to certain exceptions, each grant under the stock issuance program would vest on an accelerated basis in the event of certain changes in control of ownership of the Company.

Outstanding share right awards under the program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

However, in order to assure that the compensation attributable to one or more stock issuances under the program will qualify as “performance-based” compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the Plan Administrator may, in its sole discretion, provide that those particular issuances will be contingent upon the actual attainment of certain pre-established performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or subsidiaries. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

Automatic Option Grant Program

The terms and conditions governing the option grants which may be made under the automatic option grant program as revised by the amendment which is the subject of this Proposal are summarized below. All such grants will be made in strict compliance with the express provisions of the program, and the Plan Administrator will exercise no discretionary functions with respect to those grants. Stockholder approval of this Proposal will also constitute approval of each automatic option grant made under the program on and after the date of the Annual Meeting and the subsequent exercise of those options (together with any other options outstanding on the date of the Annual Meeting) in accordance with the terms of the program as described below.

Under the program, each individual who first joins the Board as a non-employee director will receive at that time an automatic option grant for 20,000 shares of Common Stock. In addition, at each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase an additional 20,000 shares, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 20,000-share options which any one non-employee Board member may receive over his or her period of Board service.

As of February 3, 2003, seven (7) non-employee Board members were eligible to participate in the automatic option grant program.

Each option under the current automatic option grant program will be subject to the following current terms and conditions:

(i)  The exercise price per share will be equal to one hundred percent (100%) of the fair market value of the option shares on the automatic grant date.

(ii)  Each option is to have a maximum term of ten (10) years measured from the grant date, and no option may be exercised after the expiration date of the option term.

(iii)  The initial 20,000 share grant made to a new non-employee Board member will become exercisable for 12.5% of the option shares upon completion of six (6) months of Board service measured from the grant date and will become exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon the individual’s completion of each additional three (3)-month period of Board service.

(iv)  Each 20,000-share annual grant made to a continuing Board member will become exercisable in a series of four (4) successive equal annual installments over the optionee’s period of continued Board service, with the first such installment to become exercisable one (1) year after the automatic grant date.

(v)  The exercise price is payable in cash or in shares of Common Stock, and the option may also be exercised through a same-day sale of a portion of the purchased shares, with the sale proceeds applied to the payment of the exercise price for the purchased shares.

(vi)  The option will not remain exercisable for more than a six (6)-month period following the optionee’s retirement from, or cessation of, Board service for any reason other than death or disability. Should the optionee die within six (6) months after cessation of Board service, then the option will remain exercisable for up to a twelve (12)-month period following the optionee’s death and may be exercised by the personal representative of the optionee’s estate or the person to whom the option is transferred by the optionee’s will or the laws of inheritance. During the applicable six (6)-month or (12)-month period, the option may not be exercised in the aggregate for more than the number of option shares for which that option is exercisable at the time of the optionee’s cessation of Board service.

(vii)  Should the optionee die or become permanently disabled while serving as a Board member, then the option will vest and become immediately exercisable for all of the option shares and may be exercised for any or all of those shares until the earlier of (a) the expiration of the twelve (12)-month period measured from the date of the optionee’s cessation of Board service or (b) the expiration date of the option term.

(viii)  Each option under the automatic option grant program will vest and become immediately exercisable for all of the shares at the time subject to that option in the event the Company is acquired by a merger, a sale of substantially all of its assets or a sale by the Company’s stockholders of securities representing more than fifty percent (50%) of the total voting power of the Company’s outstanding securities or in the event there is a change in the majority of the Board effected through one or more contested elections for Board membership.

(ix)  Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s voting securities, the optionee will have a thirty (30)-day period in which he or she may elect to surrender each outstanding automatic option grant to the Company in return for a cash distribution in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock paid in such tender offer over (b) the exercise price payable for such share.

(x)  The option may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family, to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to divorce or other marital separation proceedings.

If this Proposal is approved by the stockholders at the Annual Meeting, then the following special provisions will be in effect for all options outstanding under the automatic option grant program at the time of the Annual Meeting and future options granted under the automatic option grant program:

•	the vesting of any such options held by each non-employee Board member who retires from, or otherwise ceases, Board service after the completion of nine (9) or more years of such Board service and who is at least sixty five (65) years of age at such time will accelerate in full and become fully exercisable; and

•	the period during which any such options held by each non-employee Board member who retires from, or otherwise ceases, Board service after the completion of nine (9) or more years of such Board service will remain exercisable following such retirement or cessation will be extended from six (6) months to twelve (12) months, but in no event will such period be extended beyond, or will such option remain exercisable after, the expiration of the option pursuant to its terms.

General Plan Information

In the event any change is made to the Common Stock issuable under the 1993 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the 1993 Plan after December 31, 1994, (iii) the maximum number and class of securities by which the share reserve is to increase at the start of each fiscal year pursuant to the automatic share increase provisions of the 1993 Plan, (iv) the number and/or class of securities and price per share in effect under each outstanding option and (v) the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the automatic grant program.

For purposes of establishing the option exercise price and for all other valuation purposes under the 1993 Plan, the fair market value per share of Common Stock on any relevant date will be the closing price per share on that date, as quoted on the Nasdaq National Market. On February 13, 2003, the closing price per share on the Nasdaq National Market was $6.97.

The Board of Directors may amend or modify the 1993 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on December 31, 2004. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the agreement evidencing that grant.

Equity Compensation Plan Information

The following table provides information as of October 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of October 31, 2002, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (4)
Equity Compensation Plans Approved by Stockholders (1)(3)	10,447,677	$18.79	368,339
Equity Compensation Plans Not Approved by Stockholders (2)	1,194,761	$15.84	289,300
Total	11,642,438	$18.49	657,639

(1)	Consists of the 1993 Plan.
(2)	Consists solely of the Supplemental Stock Option Plan. Options under this Plan are not held by any directors or executive officers of the Company.
(3)	Excludes employee stock purchase rights accruing under the 1994 Employee Stock Purchase Plan. Under the 1994 Plan, each eligible employee may purchase up to 1,500 shares of Common Stock at semi-annual intervals on February 14th and August 14th each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(4)	Consists of shares available for future issuance under the Plans. As of October 31, 2002, an aggregate of 549,306 shares of Common Stock were available for issuance under the 1994 Plan and 368,339 shares of Common Stock were available for issuance under the 1993 Plan. However, pursuant to the automatic share increase provisions of the 1994 Plan and the 1993 Plan, the number of shares reserved for each such plan will automatically increase on the first trading day of each fiscal year over the term of the relevant plan by a number of shares equal to one half of one percent (0.5%) and three and a half percent (3.5%), respectively, of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year. In no event, however, may any such annual increase to the share reserve of the 1994 Plan and 1993 Plan exceed 500,000 shares and 3,000,000 shares, respectively, as adjusted from time to time to reflect any subsequent stock dividends or stock splits
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of October 31, 2002, a total of 1,875,711 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $11.82 per share. No additional options may be granted under those assumed plans.

A Supplemental Stock Option Plan (the “Supplemental Plan”) was implemented by the Board on August 9, 2000. The Supplemental Plan is a non-shareholder approved plan under which options may be granted to employees of the Company (or any parent or subsidiary corporation) who are neither officers nor Board members at the time of grant. 1,500,000 shares of Common Stock have been authorized by the Board for issuance under the Supplemental Plan. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. Each option will have a maximum term (not to exceed 10 years) set by the plan administrator (either the Board or a Board committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law.

Share issuances under the 1993 Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the Supplemental Plan, and share issuances under Supplemental Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1993 Plan.

Option Grants

The table below shows, as to the Company’s Chief Executive Officer and each of the other named executive officers in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock subject to the stock options granted under the 1993 Plan from November 1, 2001 through December 31, 2002 and the weighted average exercise price payable per share.

Name and Position	Number of Option Shares	Weighted Average Exercise Price of Granted Options
Graham J. Siddall Chief Executive Officer and Chairman of the Board	370,000	$12.38
David A. Ranhoff President and Chief Operating Officer	225,000	$12.09
John R. Detwiler Senior Vice President, Chief Financial Officer and Secretary	130,000	$11.80
Fred Hall Senior Vice President, Human Resources	50,000	$10.06
Keith L. Barnes (1)	—	—
Michael Bosworth, Director	20,000	$19.87
Henk J. Evenhuis, Director	20,000	$19.87
Thomas R. Franz, Director	20,000	$19.87
Jos C. Henkens, Director	20,000	$19.87
William G. Howard, Director	20,000	$19.87
Jon D. Tompkins, Director	20,000	$19.87
Bernard V. Vonderschmitt, Director	20,000	$19.87
All current executive officers as a group (4 persons)	775,000	$12.05
All current non-employee directors as a group (7 persons)	140,000	$19.87
All employees, including current officers who are not executive officers, as a group (1,175 persons)	4,126,870	$12.45

(1)	Mr. Barnes served as Executive Vice President of the Company until August 31, 2002.

New Plan Benefits

If this Proposal is approved by the stockholders, then the amendment to the automatic option grant program which is the subject of this Proposal will apply not only to all future options granted to qualifying non-employee Board members under that program but also to all options which are outstanding and held by qualifying non-employee Board members under that program on the date of the Annual Meeting. The table below indicates the number of shares of Common Stock subject to option grants held under the automatic option grant program as of February 3, 2003 by the current non-employee members of the Board. Neither the Chief Executive Officer nor any of the named executive officers in the Summary Compensation Table holds any of such options.

Name	Number of Option Shares
Michael Bosworth	53,500
Henk J. Evenhuis	81,000
Thomas R. Franz	66,100
Jos C. Henkens	81,000
William G. Howard	131,200
Jon D. Tompkins	80,000
Bernard V. Vonderschmitt	72,750
Non-Employee Directors as a group (7 persons)	565,550

Mr. Vonderschmitt will be retiring at this Annual Meeting. The options in the above table for Mr. Vonderschmitt will be subject to the amendment to the automatic grant program which is the subject of this Proposal. Mr. Bosworth will be leaving the Board at this Annual Meeting. The options in the above table for Mr. Bosworth will not be subject to the amendment to the option grant program which is the subject of this Proposal because Mr. Bosworth has not served on the Board for nine (9) years nor has he reached the age of 65. Each of the other non-employee Board members will also receive an option grant under the automatic option grant program for 20,000 shares on the date of the Annual Meeting. If this Proposal is approved by the stockholders at the Annual Meeting, these options, in addition to the options in the above table, will incorporate the amendment which is the subject of this Proposal.

Federal Tax Consequences

Options granted under the 1993 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

Incentive Options.    No taxable income is recognized by the optionee for regular income tax purposes either at the time the incentive stock option is granted or at the time that option is exercised, although the optionee may recognize income for alternative minimum tax purposes at the time of exercise. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made more than two (2) years after the date the option for those shares was granted and more than one (1) year after the date the option was exercised for the shares. If the sale or disposition occurs before those two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price upon the optionee’s termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company’s repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

Alternatively, the optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company’s repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Direct Stock Issuances.    The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of unvested, non-statutory options, if the shares are not vested. If the shares are vested, the recipient of the shares will recognize taxable income upon receipt of the shares in the amount equal to the fair market value of the shares at the time of receipt, less any amount (if any) paid for the shares.

If an award is accelerated under the 1993 Plan in connection with a change in control, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain excise taxes may be triggered. Furthermore, if compensation attributable to awards is not “performance-based” within the meaning of Code Section 162(m), the Company may not be able to deduct the compensation that is not performance-based in excess of $1 million in certain circumstances.

Stockholder Approval

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1993 Plan. Should such stockholder approval not be obtained, then (i) the Board may effect a repricing of options to purchase shares of Common Stock of the Company granted under the 1993 Plan without the approval of the Company’s stockholders, (ii) the option grants made under the automatic option grant program and held by non-employee Board members, whether currently outstanding or granted in the future, will neither (a) fully vest and become exercisable upon such members’ completion of nine (9) or more years of Board service if such members are at least 65 years of age as of the date of a retirement or cessation of service; nor (b) be exercisable for an extended period of twelve (12) months following such retirement or cessation of Board service and (iii) the 1993 Plan will not provide for a stock issuance program. However, in the absence of such stockholder approval, the 1993 Plan will continue to remain in effect in accordance with its provisions prior to the amendment which is the subject of this Proposal, and option grants will continue to be made under the automatic option grant program to the non-employee Board members under the terms of this program as in effect prior to the amendment which is the subject of this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR these amendments to the 1993 Plan.

PROPOSAL THREE—RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 2002, to serve in the same capacity for the fiscal year ending October 31, 2003, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2002

Audit Fees:

Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2002 fiscal year for review of the Company’s annual financial statements, statutory audits outside the United States and the financial statements included in the Company’s quarterly reports on Form 10-Q totaled approximately $785,500.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees:

Fees accrued and paid by the Company to Ernst & Young LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company, including tax related services and accounting consultations primarily for the implementation of Staff Accounting Bulletin 101 totaled approximately $471,000.

The Audit Committee has determined that the provision of the non-audit services provided by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending October 31, 2003.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of December 31, 2002, unless otherwise noted, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director, (iii) the executive officers named in the Summary Compensation Table below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Credence Systems Corporation, 215 Fourier Avenue, Fremont, California 94539. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Information for Capital Group International, Inc., Third Avenue Management, LLC, Private Capital Management, Wellington Management Company LLP and State of Wisconsin Investment Board is based upon the most recent 13G or 13G/A filed by such entity with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Entities affiliated with Capital Group International, Inc. (2) 11100 Santa Monica Blvd. Los Angeles, CA 90025	8,904,450	14.6%
Private Capital Management (4) 8889 Pelican Bay Blvd. Naples, FL 34108	5,324,557	8.7%
Third Avenue Management, LLC (3) 767 Third Avenue New York, NY 10017	5,052,619	8.3%
Entities Affiliated with Franklin Resources, Inc. (5) One Franklin Parkway San Mateo, CA 94403	4,637,110	7.6%
Graham J. Siddall (6)	1,097,996	1.8%
William G. Howard, Jr. (7)	111,201	*
Jon D. Tompkins (8)	32,500	*
Henk J. Evenhuis (9)	33,500	*
Jos C. Henkens (10)	58,501	*
Bernard V. Vonderschmitt (11)	61,376	*
Michael Bosworth (12)	16,375	*
Thomas R. Franz (13)	30,775	*
John R. Detwiler (14)	133,186	*
David A. Ranhoff (15)	401,210	*
Fred Hall (16)	133,005	*
Keith L. Barnes (17) 4844 NW Barnes Road Portland, OR 97201	442,236	*
All current directors and executive officers as a group (11 persons) (18)	2,109,625	3.4%

*	Less than one percent of the outstanding Common Stock.
(1)	Percentage of ownership is based on 60,941,991 shares of Common Stock outstanding on December 31, 2002, as adjusted to include all options exercisable as of December 31, 2002 or exercisable within sixty (60) days after that date which are held by that particular stockholder and that are included in the first column.
(2)

Pursuant to a Schedule 13G/A dated February 11, 2003 filed with the Securities and Exchange Commission, Capital Group International, Inc. reported that as of December 31, 2002, it had sole voting power over 6,964,000 shares, sole dispositive power over 8,904,450 shares and it has disclaimed beneficial ownership of such securities. Includes 7,884,750 shares of common stock beneficially owned by Capital Guardian Trust Company, which has disclaimed beneficial ownership of such securities.
(3)	Pursuant to a Schedule 13G/A dated January 30, 2003 filed with the Securities and Exchange Commission, Third Avenue Management LLC reported that it had sole voting power over 5,052,619 shares and sole dispositive power over 5,639,169 shares.
(4)	Pursuant to a Schedule 13G/A dated February 14, 2003 filed with the Securities and Exchange Commission by a group including Private Capital Management, Bruce S. Sherman, its Chief Executive Officer, and Gregg J. Powers, its President. Private Capital Management reported that it had shared voting power over 5,324,557 shares and shared dispositive power over 5,324,557 shares. Mr. Sherman reported that he had sole voting power over 50,000 shares and sole dispositive power over 50,000 shares. Mr. Sherman and Mr. Powers reported that they had shared voting power and shared dispositive power over 5,324,557 shares. Messrs. Sherman and Powers disclaimed beneficial ownership for the shares held by Private Capital Management’s clients and disclaimed the existence of a group.
(5)	Pursuant to a Schedule 13G dated January 30, 2003 filed with the Securities and Exchange Commission, Franklin Resources, Inc. reported that as of December 31, 2002, Franklin Advisers, Inc. had sole voting power and sole dispositive power over 3,475,100 shares and Franklin Private Client Group, Inc. had sole voting power over no shares and sole dispositive power over 1,162,010 shares. Franklin Resources, Inc. and its principal stockholders, Messrs. Charles B. Johnson and Rupert H. Johnson, Jr., claimed to have no voting power or dispositive power over any shares.
(6)	Includes 1,087,461 shares under stock options currently exercisable or exercisable within sixty (60) days.
(7)	Includes 86,200 shares under stock options currently exercisable or exercisable within sixty (60) days.
(8)	Includes 32,500 shares under stock options currently exercisable or exercisable within sixty (60) days.
(9)	Includes 33,500 shares under stock options currently exercisable or exercisable within sixty (60) days.
(10)	Includes 33,500 shares under stock options currently exercisable or exercisable within sixty (60) days.
(11)	Includes 25,250 shares under stock options currently exercisable or exercisable within sixty (60) days.
(12)	Includes 16,375 shares under stock options currently exercisable or exercisable within sixty (60) days.
(13)	Includes 30,775 shares under stock options currently exercisable or exercisable within sixty (60) days.
(14)	Includes 129,849 shares under stock options currently exercisable or exercisable within sixty (60) days.
(15)	Includes 396,535 shares under stock options currently exercisable or exercisable within sixty (60) days.
(16)	Includes 132,644 shares under stock options currently exercisable or exercisable within sixty (60) days.
(17)	Mr. Barnes resigned from his positions as Executive Vice President of the Company and President of its IMS subsidiary effective August 31, 2002.
(18)	Includes 2,004,589 shares under stock options currently exercisable or exercisable within sixty (60) days. Excludes all shares held by Mr. Barnes, who was not an executive officer of the Company after August 31, 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table provides certain summary information concerning the compensation for:

•	the Company’s Chief Executive Officer,

•	the Company’s three (3) other executive officers whose salary and bonus for the 2002 fiscal year was in excess of $100,000 earned for the services they rendered in all capacities to the Company and its subsidiaries, and

•	a former executive officer who would have been one of the four most highly compensated executive officers but for the fact that he was no longer serving as an executive officer of the Company at the end of the 2002 fiscal year, for the 2002 fiscal year and the two preceding fiscal years. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year.

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position		Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Graham J. Siddall Chief Executive Officer and Chairman of the Board (1)	2002 2001 2000	349,595 408,261 400,000	(2) (2)	101,250 — 900,000	— — —	212,500 250,000 —	— — 10,382	(3)

David A. Ranhoff President and Chief Operating Officer (4)	2002 2001 2000	250,347 272,124 263,462	(2) (2)	60,750 — 412,500	— — —	117,500 150,000 60,000	3,384 3,089 11,708	(5) (5) (3)

John R. Detwiler Senior Vice President, Chief Financial Officer and Secretary (6)	2002 2001 2000	193,539 191,962 153,846	(2) (2)	33,750 18,750 85,187	— — —	62,500 120,000 20,000	— — —

Fred Hall Senior Vice President, Human Resources (7)	2002 2001 2000	156,613 35,679 —	(2) (2)	20,645 4,550 —	— — —	10,000 — —	— — —

Keith L. Barnes Executive Vice President, President and CEO of IMS Subsidiary (8)	2002 2001 2000	258,837 64,668 —	(2) (2)	110,200 6,667 —	— — —	— — —	— — —

(1)	Dr. Siddall joined the Company as a Director, Chief Executive Officer and President on July 29, 1999. Dr. Siddall became Chairman of the Board on August 14, 2001 and resigned from the office of President.
(2)	The salaries of Dr. Siddall and Messrs. Ranhoff and Detwiler were decreased by ten percent (10%) on April 30, 2001 in connection with a Company-wide salary reduction program. In August 2001, Dr. Siddall and Messrs. Ranhoff and Detwiler voluntarily reduced their salaries by an additional fifteen percent (15%), Mr. Barnes voluntarily reduced his salary by twelve percent (12%) and Mr. Hall voluntarily reduced his salary by twenty percent (20%) in connection with other cost reduction measures.

(3)	Includes the payment of auto expenses or allowances on behalf of Dr. Siddall and Mr. Ranhoff in the amount of $6,000 each. Includes the payment of financial planning expenses or allowances on behalf of Dr. Siddall and Mr. Ranhoff in the amount of $1,500 each. Includes the payment of health club expenses or allowances on behalf of Dr. Siddall and Mr. Ranhoff in the amount of $1,998 each. Includes the payment of life insurance premiums on behalf of Dr. Siddall and Mr. Ranhoff in the amount of $884 and $2,210, respectively.
(4)	Mr. Ranhoff was named President on August 14, 2001.
(5)	Represents the payment of life insurance premiums on behalf of Mr. Ranhoff.
(6)	Mr. Detwiler was named Interim Chief Financial Officer and Secretary on December 18, 2000. He was named Senior Vice President and Chief Financial Officer on February 14, 2001.
(7)	Mr. Hall joined the Company through the acquisition of IMS on August 1, 2001 and was appointed Senior Vice President, Human Resources on October 1, 2001.
(8)	Mr. Barnes joined the Company through the acquisition of IMS on August 1, 2001 and was appointed Executive Vice President on August 20, 2001. Mr. Barnes resigned from his positions as Executive Vice President of the Company and President of its IMS Subsidiary effective August 31, 2002.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock options granted during the 2002 fiscal year to the executive officers named in the Summary Compensation Table for the fiscal year. No stock appreciation rights were granted to those individuals during such fiscal year.

Individual Grants
	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year (2)		Exercise or Base Price ($/Share) (3)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name							5% (4)		10% (4)
Graham J. Siddall	170,000 42,500	4.81 1.20	% %	$ $	15.18 7.00	10/31/11 10/15/12	$ $	1,622,925 187,096	$ $	4,112,812 474,138

David A. Ranhoff	80,000 10,000 27,500	2.26 0.28 0.78	% % %	$ $ $	15.18 14.94 7.00	10/31/11 2/18/12 10/15/12	$ $ $	763,730 93,957 121,062	$ $ $	1,935,441 238,105 306,795
John R. Detwiler	35,000 10,000 17,500	0.99 0.28 0.49	% % %	$ $ $	15.18 14.94 7.00	10/31/11 2/18/12 10/15/12	$ $ $	334,132 93,957 77,040	$ $ $	846,755 238,105 195,233

Fred Hall	10,000	0.28%			$7.00	10/15/12		$44,023		$111,562

Keith L. Barnes	—	—			—	—		—		—

(1)

The options that expire on October 31, 2011 will become exercisable for one-eighth (1/8) of the option shares upon completion of six months of service measured from the grant date and will become exercisable for the balance of the option shares in a series of fourteen (14) successive equal quarterly installments upon completion of each additional full quarter of service thereafter. The options that expire on February 18, 2012 will become exercisable upon completion of one year of service measured from that grant date. The options that expire on October 15, 2012 will become exercisable for one-half (1/2) of the option shares upon the completion of one year of service measured from the grant date and will become exercisable for the balance of the option shares in a series of four (4) successive equal quarterly installments upon completion of each additional full quarter of service thereafter. In addition, each option will be subject to full and immediate acceleration should the Company be acquired by a merger or asset sale, unless the option is assumed by the acquiring entity or replaced with a cash incentive program which preserves the spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for that option. For additional information on option acceleration provisions, please see “Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements” below. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

(2)	Represents the individual’s percentage (%) of the total options granted to all employees in the 2002 fiscal year, as determined by combining all the options granted in the 2002 fiscal year to the particular individual.
(3)	The exercise price may be paid in cash, in shares of the Company’s common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving the same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.
(4)	There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the five percent (5%) or ten percent (10%) assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises and Fiscal Year-End Values

The table below sets forth certain information with respect to the Company’s executive officers named in the Summary Compensation Table concerning the exercise of options during the 2002 fiscal year and unexercised options held by those individuals as of the end of such fiscal year. No stock appreciation rights were exercised by such individuals during the 2002 fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised in-the-Money Options at FY-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Graham J. Siddall	—	—	957,876	480,624	—	56,525
David A. Ranhoff	—	—	335,286	221,248	117,037	45,499
John R. Detwiler	—	—	99,225	127,186	—	23,275
Fred Hall	14,992	208,161	128,581	41,875	27,399	13,300
Keith L. Barnes	101,483	1,156,506	429,044	44,061	34,355	—

(1)	Based on the market value of the shares on the date of exercise less the exercise price paid for those shares.
(2)	Based on the market value of the option shares at fiscal year-end ($8.33 per share) determined on the basis of the closing selling price per share of the Common Stock on the Nasdaq National Market on the last day of the 2002 fiscal year-end less the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

The Company entered into an employment agreement on July 29, 1999 with Dr. Siddall in connection with his appointment to the Board and the positions of President and Chief Executive Officer, and the parties subsequently amended that agreement on March 7, 2000. Under that agreement, Dr. Siddall is entitled to a base salary of $33,333.33 per month and reimbursed for all expenses. Dr. Siddall is also entitled to participate in the Company’s Senior Executive Incentive Program each year pursuant to which he can earn a target bonus tied to a percentage of his base salary for the year, if certain performance milestones established by the Board are attained.

In January 2001, Dr. Siddall’s base salary was increased to $450,000 as a result of the Company’s annual salary review process. However, the salaries of Dr. Siddall and other senior executives were decreased by ten percent (10%) on April 30, 2001 in connection with a Company-wide salary reduction program. In August 2001,

Dr. Siddall and certain other senior executives voluntarily reduced their salaries by an additional fifteen percent (15%) in connection with other cost reduction measures. Dr. Siddall’s salary was restored effective October 28, 2002.

Dr. Siddall’s employment agreement also provides severance benefits in the event his employment with the Company is terminated without cause (as defined), or he otherwise resigns for good reason (as defined). If Dr. Siddall is involuntarily terminated, resigns for good reason or dies while in the Company’s employ, the Company will pay Dr. Siddall or his estate his then effective base salary and target bonus for a period of twelve (12) months after the date of such termination, and he will immediately receive an additional twelve (12) months of vesting credit under each of his unvested stock options. In addition, in the event of a termination without cause or for he resigns for good reason, Dr. Siddall would be entitled to have the Company pay his COBRA premiums during the period of his severance payment. Should a change in control occur (as defined) and at any time thereafter Dr. Siddall’s employment is terminated without cause, he resigns for good reason or he dies while in the Company’s employ, then the Company or its successor will pay Dr. Siddall or his estate an amount equal to 200% of his then effective annual base salary and 200% of his target bonus, and all of Dr. Siddall’s then unvested stock options will immediately vest. If Dr. Siddall becomes entitled to any such termination benefits within one year following a change of control and an excise tax under the Internal Revenue Code is imposed on any of those benefits, then the Company will gross-up the amount of such benefits so that on an after-tax basis he will receive the same amount of benefits as he would have received absent the imposition of such excise tax. In addition, all of Dr Siddall’s options will vest in full immediately upon a change in control unless those options are assumed by the successor corporation or otherwise replaced with a cash incentive program which preserves the spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the same vesting schedules in effect for his options.

The Company entered into an employment agreement with David A. Ranhoff on January 15, 2002, which superseded his employment agreement dated March 31, 1999. The agreement provides Mr. Ranhoff with certain severance benefits in the event of (i) the involuntary termination of his employment without cause within twelve (12) months after a change in control of the Company or (ii) his resignation within twelve (12) months after such change in control in connection with a material reduction in his duties or a material reduction in his level of compensation or in the event that he is not offered a comparable position after such change in control. Those severance benefits will consist of (a) twelve (12) months of salary continuation payments and (b) full and immediate vesting of all his outstanding stock options. In addition, all of Mr. Ranhoff’s options will vest in full immediately upon a change in control unless those options are assumed by the successor corporation or otherwise replaced with a cash incentive program which preserves the spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the same vesting schedules in effect for his options. If Mr. Ranhoff is involuntarily terminated without cause, or if he resigns in connection with either a reduction in his duties or a material reduction in his level of compensation within twelve (12) months after the Company’s appointment of a new permanent Chief Executive Officer, he will be entitled to (i) twelve (12) months of salary continuation payments and (ii) twelve (12) months of accelerated vesting in his outstanding stock options. In addition, if Mr. Ranhoff is terminated or resigns for the reasons stated above, he will be entitled to continued payment of both health care coverage and life insurance coverage until the earlier of the termination of the twelve (12) month salary continuation period or the first date on which he is covered under another employee health or life insurance plan.

The Company entered into an employment agreement with John R. Detwiler on January 15, 2002, which superseded his employment agreement dated March 31, 1999. The agreement provides Mr. Detwiler with certain severance benefits in the event of (i) the involuntary termination of his employment without cause within twelve (12) months after a change in control of the Company or (ii) his resignation within twelve (12) months after such change in control in connection with a material reduction in his duties or a material reduction in his level of compensation or in the event that he is not offered a comparable position after such change in control. Those severance benefits will consist of (a) twelve (12) months of salary continuation payments and (b) full and immediate vesting of all his outstanding stock options. In addition, all of Mr. Detwiler’s options will vest in full immediately upon a change in control unless those options are assumed by the successor corporation or otherwise replaced with a cash incentive program which preserves the spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the same vesting schedules in effect for his options. If Mr. Detwiler is involuntarily terminated without cause, or if he resigns in connection with either a reduction in his duties or a material reduction in his level of compensation within twelve (12) months after the Company’s appointment of a new permanent Chief Executive Officer, he will be entitled to (i) twelve (12) months of salary continuation payments and (ii) twelve (12) months of accelerated vesting in his outstanding stock options. In addition, if Mr. Detwiler is terminated or resigns for the reasons stated above, he will be entitled to continued payment of both health care coverage and life insurance coverage until the earlier of the termination of the twelve (12) month salary continuation period or the first date on which he is covered under another employee health or life insurance plan.

For purposes of the agreements described above with Dr. Siddall, Mr. Ranhoff and Mr. Detwiler: (i) a change in control will be deemed to occur upon an acquisition of the Company by merger or asset sale, the completion of a successful tender or exchange offer for more than 50% of the Company’s outstanding common stock or a change in the majority of the Board through one or more contested elections, and (ii) a termination of employment will generally be deemed for cause if such termination occurs by reason of the individual’s commission of fraud, embezzlement or dishonesty; the unauthorized use or disclosure of the Company’s confidential or proprietary information; other willful misconduct that has a materially adverse effect upon the Company’s business; or the material dereliction of his principal duties following a reasonable opportunity to cure the identified performance deficiencies.

The Company entered into an employment offer letter with Fred Hall on October 1, 2001. Under the offer, Mr. Hall is entitled to an annual base salary of $190,008, subject to the Company’s pay reduction program pursuant to which such salary was reduced by twenty percent (20%), plus an additional $9,498 annually as an automobile allowance, financial and tax planning allowance and health club allowance. Mr. Hall is also entitled to participate in the Company’s Executive Incentive Program each year pursuant to which he can earn a target bonus tied to a percentage of his base salary for the year, if certain performance milestones established by the Board are attained. Pursuant to the offer letter, Mr. Hall was granted options to purchase 40,000 of common stock of the Company which vest with respect to 20,000 of the shares on October 1, 2002 and the remaining 20,000 shares in accordance with the Company’s standard four-year vesting policy. The offer letter further provides Mr. Hall with certain severance benefits in the event of the involuntary termination of his employment without cause. Those severance benefits will consist of (a) twelve (12) months of salary continuation payments totaling $147,500 in the aggregate and (b) twelve (12) months of continued health care benefits.

On January 15, 2002, the Company and Mr. Hall executed an amendment to the above offer letter which provides that, in addition to the above benefits, in the event of the involuntary termination of his employment without cause, the period during which Mr. Hall may exercise any vested options shall be extended until the earlier of (i) the expiration of the option term or (ii) the end of the twelve (12) month period following the date of such termination.

Mr. Barnes resigned from his positions as Executive Vice President of the Company and President of its IMS subsidiary effective August 31, 2002. Mr. Barnes remained employed by the Company through December 31, 2002 as Strategic Projects Manager. In connection with his resignation, the Company and Mr. Barnes entered into an amendment to his then current employment agreement pursuant to which the Company became obligated to continue to pay to Mr. Barnes his salary of $23,333 per month for the next twenty (20) months following the termination of his employment with the Company. In addition, pursuant to such amendment, the unvested options to purchase shares of Common Stock of the Company held by Mr. Barnes were accelerated and became vested on the date of his resignation as if he had performed an additional twenty (20) months of service to the Company. Each of these twenty (20) month periods was reduced from the twenty-four (24) month periods contained in his original employment agreement. Mr. Barnes resigned from his employment with the Company as of December 31, 2002.

The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1993 Plan to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Company’s executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

Compensation Committee Interlocks and Insider Participation

During the 2002 fiscal year, the following members of the Board of Directors comprised the Compensation Committee: Mr. Bosworth and Mr. Vonderschmitt.

Mr. Vonderschmitt, a non-employee member of the Board of Directors, is the founder and Chairman of Xilinx, Inc. Dr. Howard, the Chairman of the Board and a former interim Chief Executive Officer of the Company, is also a member of the Xilinx Board of Directors. For the fiscal year ended October 31, 2002, the Company sold approximately $810,000 of products and services to Xilinx. Mr. Vonderschmitt has advised the Company that he does not wish to stand for reelection to the Board and his term will therefore expire as of the date of the Annual Meeting.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as members of the Company’s Board of Directors or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers of the Company. Each of the current directors and executive officers of the Company has entered into separate indemnification agreements with the Company.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information contained in this Audit Committee Report, the Compensation Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph contained herein are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2002, included in the Company’s Annual Report on Form 10-K for that year.

The audit committee has reviewed and discussed the audited financial statements with management of the Company.

The audit committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors

Henk J. Evenhuis

Jos C. Henkens

Thomas R. Franz

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company’s executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s 1993 Stock Option Plan under which grants may be made to executive officers and other key employees. For the 2002 fiscal year, the Compensation Committee consisted of two (2) members: Mr. Bosworth and Mr. Vonderschmitt.

General Compensation Policy.    The fundamental policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to make a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial performance targets and management based objectives, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

Factors.    The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

Base Salary.    For comparative compensation purposes for the 2002 fiscal year, the Compensation Committee identified a peer group of companies which provide manufacturing and testing equipment to the semiconductor industry. In addition, the Compensation Committee received compensation data from a compensation survey of 205 technology companies with revenues between $200 million and $1 billion, the Radford Executive Survey. The base salary for each officer was determined on the basis of the following factors:

the salary levels in effect for comparable positions at the peer group companies and those companies surveyed for the Radford Executive Survey (determined on the basis of their published market data for each company’s 2001 fiscal year), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate. Based on the factors set forth above, the Compensation Committee maintained all officers’ base salaries at preexisting levels for the 2002 fiscal year. The compensation level for the Company’s executive officers as initially set by the Compensation Committee for the 2002 fiscal year ranged from the twenty fifth (25th) percentile to the fiftieth (50th) percentile of the base in effect for executive officers with comparable positions at the peer group companies, as well as the companies surveyed for the Radford Executive Survey, based on the published market data for those companies for each company’s 2001 fiscal year.

The salaries of Dr. Siddall and other senior executives were decreased by ten percent (10%) on April 30, 2001 in connection with a Company-wide salary reduction program. In August 2001, Dr. Siddall and certain other senior executives voluntarily reduced their respective salaries by an additional fifteen percent (15%) in connection with other cost reduction measures.

For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Electronic Components Index as the industry index. Only one of the companies included in that index was also among the companies which the Committee surveyed as part of the peer group for comparative purposes. However, in selecting companies to survey for such compensation purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue and profitability, and market capitalization. For this reason, the number of companies outside of the Radford Executive Survey surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Electronic Components Index.

Annual Incentive Compensation.    Annual bonuses are earned by each executive officer primarily on the basis of the Company’s achievement of certain corporate financial performance targets established for each fiscal year. For fiscal year 2002, bonuses were to be earned on the basis of the following factors: (i) Company operating profit targets established for each fiscal quarter and (ii) Company operating profit targets and certain management-based objectives for the fiscal year. Except for certain financial performance objectives relating the Company’s IMS subsidiary, the Company operating profits targets for the 2002 fiscal year were not attained, but certain management-based objectives were attained, and accordingly bonuses based on those targets were awarded to the executive officers for such fiscal year, ranging in amount from $20,645 to $101,250. In addition, bonuses totaling $110,200 were awarded to Mr. Barnes based on achievement by IMS of certain financial performance objectives.

Long-Term Incentive Compensation.    Long-term incentives are provided through stock option grants. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holding of the Company’s executive officers.

During the 2002 fiscal year, stock options were granted to Dr. Graham J. Siddall, Mr. David A. Ranhoff, Mr. John R. Detwiler, Mr. Fred Hall and Mr. Keith L. Barnes. Please refer to the “Summary Compensation Table” and the table entitled “Option Grants in Last Fiscal Year.”

Chief Executive Officer Performance and Compensation

Dr. Graham J. Siddall.    During the 2002 fiscal year, Dr. Siddall served as Chief Executive Officer. In connection with his appointment as Chief Executive Officer in July 1999, the Committee set his annual base salary at $400,000 effective July 29, 1999. In January 2001, Dr. Siddall’s salary was increased to $450,000 in connection with the annual salary review process. In addition, the salaries of Dr. Siddall and other senior executives were decreased by ten percent (10%) on April 30, 2001 in connection with a Company-wide salary reduction program. Further, in August 2001, Dr. Siddall and certain other senior executives voluntarily reduced their respective salaries by an additional fifteen percent (15%) in connection with other cost reduction measures. As a result of these reductions, Dr. Siddall’s salary for fiscal year 2002 was $349,595. The Compensation Committee has sought to achieve two objectives in setting Dr. Siddall’s salary: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance and stock price appreciation. The base salary established for Dr. Siddall on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Siddall’s compensation was not affected to a significant degree by Company performance factors and was, initially set for the 2002 fiscal year, at the fiftieth (50th) percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes for all other officers of the Company, as well as the companies surveyed for the Radford Executive Survey, based upon published market data for each company’s 2001 fiscal year. Under the Company’s fiscal 2002 Senior Executive Incentive program, Dr. Siddall had the opportunity to receive a target bonus of 100% of his base salary if certain Company performance goals were achieved or exceeded, including goals relating to Company operating profits and certain management-based objectives. Although none of the financial performance targets for the 2002 fiscal year were attained, certain management objectives were achieved and Dr. Siddall was awarded a bonus of $101,250.

The Compensation Committee granted Dr. Siddall a stock option for 170,000 shares in November 2001 as an additional inducement to retain his services and to subject a substantial portion of his total compensation to Company performance measured in terms of stock price appreciation. The options vest incrementally over the next four years of his continued service and will have value only if the market price of the option shares increases above the $15.18 exercise price per share during the option term. The Compensation Committee also granted Dr. Siddall a stock option for 42,500 shares in October 2002 as an additional inducement to retain his services and to subject a substantial portion of his total compensation to Company performance measured in terms of stock price appreciation. The options vest incrementally over the next two (2) years of his continued service and will have value only if the market price of the option shares increases above the $7.00 exercise price per share during the option term.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent that compensation is not deemed to be performance-based pursuant to the criteria established under a shareholder-approved plan. The cash compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not expect the total cash compensation to be paid to any of the Company’s executive officers for fiscal 2003 to exceed the $1 million limit. Accordingly, the Compensation Committee has decided not to submit any of the Company’s cash incentive bonus plans to shareholder approval at the Annual Meeting or to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer be expected to exceed the $1 million level on a recurring basis as a result of their participation in one or more of the Company’s non-shareholder approved incentive bonus plans. The Company’s 1993 Stock Option Plan has been approved by the shareholders and is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation; however, stock option grants made under the Company’s 1993 Stock Option Plan during the 2001 fiscal year did not qualify as performance-based compensation, and any compensation deemed paid by the Company upon the subsequent exercise of those options or the disposition of the shares purchased under those options will, together with the cash compensation paid to the executive officer, be subject to the $1 million limitation.

Michael Bosworth

Bernard V. Vonderschmitt

COMPARISON OF STOCKHOLDER RETURN

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company’s Common Stock with the cumulative total returns of the Nasdaq Stock Market Index and Nasdaq Electronic Components Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CREDENCE SYSTEMS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 10/31/97 in stock or index—including reinvestment of dividends. Fiscal year ending October 31.

(1)	The graph covers the period from October 31, 1997, through the fiscal year ended October 31, 2002.
(2)	The graph assumes that $100 was invested on October 31, 1997 in the Company’s common stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s common stock.
(3)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(4)	The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons holding more than ten percent (10%) of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and holders of more than ten percent (10%) of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons for the 2002 fiscal year that no Form 5 reports were required for such persons for the 2002 fiscal year, the Company believes, except as set forth below, that all filing requirements under Section 16(a) applicable to such directors, executive officers and stockholders for the 2002 fiscal year were met in a timely manner.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended October 31, 2002 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended October 31, 2002 with the SEC on January 29, 2003. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Mr. John R. Detwiler, the Company’s Senior Vice President, Chief Financial Officer and Secretary at the Company’s headquarters at 215 Fourier Avenue, Fremont, California 94539.

Dated: February 20, 2003

THE BOARD OF DIRECTORS

OF CREDENCE SYSTEMS CORPORATION

Annex A

Audit Committee Charter

of the Audit Committee of the Board of Directors of

Credence Systems, Inc.

Purpose.

The purpose of the committee is to oversee on behalf of the company’s board of directors: (1) the integrity of the company’s financial statements, (2) the appointment, compensation, qualifications, independence and work of the company’s independent auditors, (3) the company’s compliance with legal and regulatory requirements, and (4) the performance of the company’s internal controls function.

The committee’s function is one of oversight only and shall not relieve the responsibilities of the company’s management for preparing financial statements which accurately and fairly present the company’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

Composition of the Committee.

At Least Three Qualified Members.    There shall be at least three members serving on the committee, all of whom shall be members of the company’s board of directors and shall be independent as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and applicable rules of the SEC. Each member of the committee shall meet the additional independence, financial literacy and related audit committee membership requirements set forth in the Nasdaq National Market listing standards in effect from time to time (the “listing standards”).

Limitation on Relationships.    No member of the audit committee may be an affiliated person as defined pursuant to Section 10A(m)(3) of the 1934 Act. As more fully set forth in the listing standards, independent directors must not have any current or past relationships with the company which would interfere with their exercise of independent judgment or otherwise fail to meet the independence standard set forth in the listing standards.

Compensation.    In compliance with Section 10A(m)(3) of the 1934 Act and except as may otherwise be permitted by applicable SEC rules, no member of the audit committee shall, other than in his or her capacity as a member of the audit committee, the board of directors or other board committee, (a) accept any consulting, advisory, or other compensatory fee from the company, or (b) be an affiliated person of the company or any subsidiary.

Affirmative Determination of Independence.    The board shall affirmatively determine, at all times required by law and the listing standards, that the members of the committee are independent.

Financial Literacy.    Each member of the audit committee shall be financially literate upon appointment to the committee, as such qualification is interpreted by the company’s board of directors in its business judgment pursuant to the listing standards. At least one member of the committee shall be a “financial expert” as defined in applicable SEC rules.

The company does not limit the number of public company audit committees on which an audit committee member serves, provided that if a member does serve on more than 3 public company audit committees (including the company’s audit committee), the board shall determine that this simultaneous service would not impair the ability of the member to serve on the company’s audit committee, and the company shall disclose this determination in its proxy statement for its annual meeting.

Appointment of Audit Committee Members.    Subject to the other requirements of this charter, the board may appoint and remove committee members and the chair of the committee in accordance with the company’s bylaws. Upon expiration of any term or to fill any vacancy on the committee, the members of the committee shall be appointed by the board upon the recommendation of the nominating and corporate governance committee.

Selection and Review of Independent Auditors and Their Services.

Overall Authority of Audit Committee to Select and Oversee Auditors.    Pursuant to Section 10A(m)(2) of the 1934 Act, applicable SEC rules and the listing standards, the audit committee in its capacity as a committee of the board of directors of the company shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors engaged by the company for purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the audit committee. The audit committee’s authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

Terms of Audit and Non-Audit Engagements.    The committee shall have sole authority to, and must, preapprove all audit and permitted non-audit services from the independent auditors. The committee shall have sole authority to preapprove all audit fees and other terms of engagement of the independent auditors. The committee may confer with company management on these matters but may not delegate this responsibility to management. Inasmuch as the approval of non-audit services must be timely disclosed in the periodic reports of the company filed with the SEC, all approvals of non-audit services on behalf of the audit committee shall be promptly reported to the officer of the company having primary responsibility for the SEC reports filed by the company.

Delegated Preapproval Authority.    The committee is authorized from time to time to delegate to one of its members the authority to grant preapproval of audit and permitted non-audit services, provided that all decisions by that member to preapprove any service shall be reported to the full committee at its next scheduled meeting.

Prohibited Non-Audit Services:    The audit committee and the company shall not engage the independent auditors for the following services, except as may be exempted pursuant to federal law: bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines (by issuing regulations) is impermissible.

In addition, the committee’s annual review of the independent auditors will also include:

•	review and evaluation of the lead partner of the independent auditors for the company’s account.

•	evaluation of such other matters as the committee may consider relevant to the engagement of the auditors, including views of company management and internal finance employees, and whether the lead partner or auditing firm itself should be rotated, and other staffing matters incident to the review and audit of the company’s financial statements.]

Independent Auditors’ Partner Rotation and Conflicts.    As required by Sections 10A(j) and (l) of the 1934 Act, (a) the audit partner and review partner of the independent auditors must be rotated by the independent auditors at least every 5 years, and (b) an accounting firm shall not be engaged to audit the company’s financial statements if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the company was employed by that accounting firm and participated in any capacity in the audit of the company during the 1-year period preceding the date of the initiation of the audit.

Policy on Hiring Employees of the Auditor.    The committee shall from time to time establish hiring policies that will govern the company’s hiring of employees or former employees of the independent auditors, and report these policies to the board.

Annual Financial Reporting.

In connection with the audit of each fiscal year’s financial statements, the committee will:

•	Discuss Financial Statements with Management: review and discuss the audited financial statements, related accounting and auditing principles and practices, and internal controls assessment with appropriate members of the company’s management.

•	Section 10A Report: timely request and receive from the independent auditors the report required in connection with the annual audit pursuant to Section 10A(k) of the 1934 Act and related SEC rules concerning (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information discussed with company management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and company management, such as any management letter or schedule of unadjusted differences.

•	SAS 61 Review: discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality as well as acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the company, (4) issues raised by any “management” or “internal control” letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit, and (5) all material arrangements, contingent and other obligations, off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

•	Review of MD&A: review with appropriate management and auditor representatives the company’s intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s annual report on Form 10-K.

•	Obtain ISB No. 1 Disclosure: receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1.

•	Dialogue with Auditors on Independence: actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

•	Review of Audit and Non-Audit Fees: obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year which are required to be disclosed in the company’s proxy statement for its annual meeting under the SEC’s proxy rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence.

•	Recommend Filing of Audited Financial Statements: recommend whether or not the audited financial statements should be included in the company’s Annual Report on Form 10-K for filing with the SEC.

Quarterly Financial Reporting.

In addition to a review of the quarterly financial statements, the committee’s quarterly review will normally include:

•	Auditors’ Review: the results of the independent auditors’ review of the quarterly financial statements.

•	Discussion of Significant Matters with Management: management’s analysis of significant matters which relate to (1) the selection, application and effects of critical accounting policies and estimates applied by the company, (2) accounting changes, judgments or extraordinary items relating to the financial statements, (3) the status of any new, proposed or alternative accounting or financial reporting requirements or methods, and (4) all material arrangements, contingent and other obligations, off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

•	MD&A: the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s quarterly report on Form 10-Q.

Other Committee Review Functions.

Annual Review of this Charter:    The committee will review and reassess the adequacy of this charter annually, and recommend any proposed changes to the board.

Annual Review of Performance:    The committee will evaluate its performance as the audit committee on an annual basis.

Disclosure Controls and Procedures:    The committee will evaluate periodically the company’s disclosure controls and procedures as defined in applicable SEC rules, including but not limited to the internal controls for financial reporting purposes.

Other Reviews.    The committee, as the committee may consider appropriate, may discuss and review with the full board of directors, company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the committee which may come to the committee’s attention, including:

•	Earnings Press Releases: press releases announcing earnings, which may be undertaken on a general basis and need not include advance review of each release of financial information or guidance.

•	Officer Certification: certifications from the company’s chief executive officer and chief financial officer which must accompany or be filed with the company’s periodic reports, including any report concerning internal controls required to be made by the signing officers and any significant internal control deficiencies or other matters which are required to be reported to the committee in connection with the certifications.

•	Reports of Financial Issues: published reports, regulatory or accounting initiatives, or communications from employees, government agencies or others, which raise significant issues concerning company financial statements or accounting policies.

•	Other Financial Guidance: financial information and earnings guidance provided to the analysts and the public, and to rating agencies.

•	Risk Assessment: management’s assessment of the company’s exposure to risk and steps management has taken to monitor and control this exposure.

•	Compliance Generally: the status and implementation of a code of ethics as defined in applicable SEC rules for the company’s executive officers, and a business conduct and ethics code applicable to all company employees concerning related party transactions, conflicts of interest, ethical conduct, legal and regulatory compliance and other matters appropriate for the code.

•

Compliance Issues:    pending or threatened litigation that has the potential to have a material adverse effect on the company; reports concerning significant subsidiary or foreign operations; or alleged violations of law or corporate conduct codes, including without limitation any reports to the committee from legal counsel engaged by the company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the company or its agents.

Complaints and Anonymous Submissions:    the committee shall establish and maintain procedures for (A) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, and auditing matters, and (B) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

Related Party Approvals.    As required by the listing standards, the Audit Committee shall establish and communicate to the board of directors and the company’s management policies to the effect that the company shall not enter into related party transactions unless the transactions are first reviewed and approved by the audit committee.

Meetings, Reports and Resources of the Committee.

Quarterly and Other Meetings.    The committee will meet at least quarterly. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the board of directors under the company’s bylaws, unless otherwise stated in the bylaws or by resolution of the board or the committee.

The committee, to the extent required by the listing standards and as it may otherwise determine to be appropriate, will meet in separate executive sessions with the chief financial officer, controller or principal accounting officer, [internal audit personnel,] and representatives of the independent auditors, and may meet with other company employees, agents or representatives invited by the committee.

Reports.    The committee will prepare the audit committee report required to be included in the company’s annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards, applicable federal law or SEC rules.

The committee will also report to the board annually the overall results of (1) the annual review of the independent auditors and their independence and (2) the annual review by the committee of its own performance.

Committee Access and Resources.    The committee is at all times authorized to have direct, independent access to the independent auditors and to the company’s management and internal audit and finance personnel. The committee is authorized to communicate in confidence with any of these individuals.

The committee is authorized to conduct investigations, and to retain, at the expense of the company, independent legal, accounting, or other professional consultants selected by the committee, for any matters relating to the purpose of the committee, without a requirement to seek prior board approval. The company shall provide for adequate funding, as determined by the audit committee, for payment of compensation to the independent auditors for their audit and review reports, and to advisers engaged by the audit committee.

Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the committee on reports or other information provided by others.

Annex B

CREDENCE SYSTEMS CORPORATION

1993 STOCK OPTION PLAN

(AS AMENDED AND RESTATED THROUGH MARCH 19, 2003,

SUBJECT TO STOCKHOLDER APPROVAL)

ARTICLE ONE

GENERAL

I.    PURPOSE OF THE PLAN

A.    This 1993 Stock Option Plan (“Plan”) is intended to promote the interests of Credence Systems Corporation, a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

B.    The Discretionary Option Grant Program under this Plan became effective on the first date on which the shares of the Corporation’s Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934. Such date is hereby designated as the Effective Date for that program. The Automatic Option Grant Program under this Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation’s Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program. The Stock Issuance Program under this Plan became effective immediately upon the date that the holders of a majority of the outstanding shares of Common Stock of the Corporation present and entitled to vote thereon, approved an amendment to this Plan which included the adoption of the Stock Issuance Program. Such date is hereby designated as the Effective Date for the Stock Issuance Program.

C.    This Plan shall serve as the successor to (i) the Corporation’s 1984 Incentive Stock Option Plan (the “1984 Plan”) and (ii) the ASIX Systems Corporation 1989 Stock Option Plan (the “ASIX Plan”) which the Corporation assumed in connection with its acquisition of ASIX Systems Corporation by merger effected October 27, 1989. The 1984 Plan and ASIX Plan shall be collectively referred to in this document as the “Predecessor Plans”, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after the Effective Date of this Plan. All options outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation’s Common Stock thereunder.

II.    DEFINITIONS

A.    For purposes of the Plan, the following definitions shall be in effect:

BOARD:    the Corporation’s Board of Directors.

CODE:    the Internal Revenue Code of 1986, as amended.

COMMITTEE:    the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

COMMON STOCK:    shares of the Corporation’s common stock.

CHANGE IN CONTROL:    a change in ownership or control of the Corporation effected through either of the following transactions:

a.	any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b.	there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

CORPORATE TRANSACTION:    any of the following stockholder-approved transactions to which the Corporation is a party:

a.	a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b.	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c.	any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

EMPLOYEE:    an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

FAIR MARKET VALUE:    the fair market value per share of Common Stock determined in accordance with the following provisions:

a.	If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no reported closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b.	If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

FIRST TRADING DAY:    the first trading day of each fiscal year of the Corporation.

HOSTILE TAKE-OVER:    a change in ownership of the Corporation effected through a transaction in which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

1934 ACT:    the Securities Exchange Act of 1934, as amended from time to time.

OPTIONEE:    any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

PLAN ADMINISTRATOR:    the Committee in its capacity as the administrator of the Plan.

PERMANENT DISABILITY OR PERMANENTLY DISABLED:    the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

SERVICE:    the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

TAKE-OVER PRICE:    the GREATER of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

B.    The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.    STRUCTURE OF THE PLAN

A.    STOCK PROGRAMS.    The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation’s Board of Directors (the “Board”) will receive periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock

Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be granted shares of Common Stock in accordance with the provisions of Article Four.

B.    GENERAL PROVISIONS.    Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.    ADMINISTRATION OF THE PLAN

A.    The Discretionary Option Grant Program shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

B.    The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of each of such programs and any outstanding option or share grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program, the Stock Issuance Program or any outstanding option or share thereunder.

C.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

V.    SHARE AND OPTION GRANTS

A.    The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Four are as follows:

(i)	officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

(ii)	non-employee Board members; and

(iii)	those consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B.    The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

C.    The Plan Administrator shall have full authority to determine, with respect to the stock grants made under the Plan, which eligible individuals are to receive stock grants and the number of shares to be granted.

VI.    STOCK SUBJECT TO THE PLAN

A.    Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 13,938,238 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

Such authorized share reserve reflects the 2-for-1 split of the Corporations outstanding Common Stock effected on May 17, 2000, the 3-for-2 split of the Corporation’s outstanding Common Stock effected June 5, 1995, the 1-for-3 reverse stock split of the Corporation’s outstanding Common Stock effected October 7, 1993, and is comprised of the following:

(i)	the number of shares which remained available for issuance, as of the Effective Date of the Discretionary Option Grant Program, under the 1984 Plan as last approved by the Corporation’s stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1984 Plan as last approved by the stockholders (estimated to be 3,863,514 shares in the aggregate on a post-split basis);

(ii)	286,488 shares (on a post-split basis) subject to options outstanding under the ASIX Plan as of the Effective Date and incorporated into this Plan;

(iii)	an additional 600,000-share increase (on a post-split basis) authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date;

(iv)	an additional 1,500,000-share increase (on a post-split basis) authorized by the Board on January 23, 1995 and approved by the stockholders at the 1995 Annual Stockholders Meeting;

(v)	an additional 1,000,000-share increase authorized by the Board on January 26, 1996 and approved by the Corporation’s stockholders at the 1996 Annual Stockholders Meeting;

(vi)	an additional 1,000,000-share increase authorized by the Board on February 12, 1997 and approved by the stockholders at the 1997 Annual Stockholders Meeting;

(vii)	an additional 1,000,000-share increase authorized by the Board on February 13, 1998 and approved by the stockholders at the 1998 Annual Stockholders Meeting;

(viii)	an additional 815,636-share increase effected October 31, 1998 pursuant to the automatic share increase provisions of Section VI.C. of this Article One;

(ix)	an additional 2,000,000-share increase authorized by the Board on January 22, 1999 and approved by the stockholders at the 1999 Annual Meeting;

(x)	an additional 872,600-share increase effected October 31, 1999 pursuant to the automatic share increase provisions of Section VI.C. of this Article One; and

(xi)	an additional increase of 1,000,000 shares authorized by the Board on February 9, 2000, and approved by the stockholder at the 2000 Annual Meeting.

B.    To the extent one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

C.    The number of shares of Common Stock reserved for issuance under this Plan will automatically be increased on the First Trading Day of each fiscal year over the remaining term of the Plan, beginning with the November 1, 2000 First Trading Day, by an amount equal to three and one-half percent (3.5%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year, but in no event shall any such annual increase exceed 3,000,000 shares.

D.    No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 2,000,000 shares (on a post-split basis) of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1995 shall be taken into account. The 500,000-share increase to such limit adopted by the Board on January 22, 1999 was approved by the stockholders at the 1999 Annual Meeting. No one person participating in the Plan may receive shares under the Stock Issuance Program that are intended to qualify as performance-based under Code Section 162(m) in excess of 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with the provisions of this Section VI.

E.    Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or purchase price paid per share, pursuant to the Corporation’s repurchase rights or Article Four, Section I(B)(6) under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or stock issuances under the Plan. However, shares subject to any option or portion thereof surrendered in accordance with Section III of Article Two or Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. Should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plans) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding stock option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued.

F.    Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically on the First Trading of each fiscal year pursuant to the provisions of Section VI.C of this Article One, (iii) the maximum number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan from and after January 1, 1995, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program, (v) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program, (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans and (vii) the number and/or class of securities issued under the Stock Issuance Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.    TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A.    OPTION PRICE.

(1)	The option price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(2)	The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

•	full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

•	full payment in cash or check drawn to the Corporation’s order;

•	full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

•	full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date on which the notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B.    TERM AND EXERCISE OF OPTIONS.    Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

C.    LIMITED TRANSFERABILITY OF OPTIONS.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

D.    TERMINATION OF SERVICE.

(1)	The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

•	Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

•	Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the EARLIER of (i) the third anniversary of the date of the Optionee’s death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

•	During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee’s cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise at that time vested.

•	Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

•	Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

(2)	The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

(3)	The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

E.    STOCKHOLDER RIGHTS.    An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

F.    REPURCHASE RIGHTS.    The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

a.	The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

b.	All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

c.	The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.    INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall NOT be subject to such terms and conditions.

A.    DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of

One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

B.    10% STOCKHOLDER.    If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.    CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A.    In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.    Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C.    Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, appropriate adjustments shall be made to (i) the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically on the First Trading Day of each fiscal year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

D.    The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

E.    The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F.    The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G.    Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

H.    Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.    STOCK APPRECIATION RIGHTS

A.    Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the shares of Common Stock in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

B.    No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

C.    If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D.    One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator’s sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall, at the time the limited stock appreciation right is granted, pre-approve the subsequent exercise of that right in accordance with the terms and conditions of this Section V.D. Accordingly, no additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

E.    The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

I.    ELIGIBILITY

A.    ELIGIBLE DIRECTORS.    The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date of this Automatic Option Grant Program, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after such Effective Date, whether or not they commenced their Board service prior to the Effective Date. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

II.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A.    EFFECTIVE DATE.    The terms and conditions of this Article Three reflect the amendment to the Automatic Option Grant Program effected by the December 8, 1999 restatement of the Plan and shall become effective upon stockholder approval of such restatement at the 2000 Annual Meeting. Accordingly, such stockholder approval shall also constitute approval of each option granted under the amended Automatic Option Grant Program at or after the date of that Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three.

B.    GRANT DATES.    Options shall be granted under the Automatic Option Grant Program in accordance with the following provisions:

(i)	Each Eligible Director shall automatically be granted, at the time of his or her initial election or appointment as a non-employee Board member, a non-statutory stock option to purchase 20,000 shares [1] of Common Stock upon the terms and conditions of this Article Three.

[1]	Reflects the 2-for-1 split of the Common Stock effected by the Corporation on May 17, 2000., the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995, the 1-for-3 reverse split of the Common Stock effected by the Corporation on October 7, 1993.

(ii)	On the date of each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to the time as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that particular meeting, a non-statutory stock option to purchase an additional 20,000 shares of Common Stock upon the terms and conditions of this Article Three, provided he or she has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of 20,000-share option grants any one Eligible Director may receive over his or her period of Board service.

The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.F of Article One.

C.    OPTION PRICE.    For each option grant made under this Automatic Option Grant Program, the option price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

D.    PAYMENT.    The option price shall be payable in one of the alternative forms specified below:

(i)	full payment in cash or check made payable to the Corporation’s order; or

(ii)	full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date; or

(iii)	full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation’s order; or

(iv)	full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and shall (II) concurrently provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

The Exercise Date shall be the date on which notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

E.    OPTION TERM.    Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

F.    EXERCISABILITY.    The initial 20,000-share automatic option grant made to each newly-elected or appointed Board member shall become exercisable for twelve and one-half percent (12.5%) of the option shares upon the Optionee’s completion of six (6) months of Board service measured from the automatic grant date and shall become exercisable for the balance of the option shares in a series of fourteen (14) equal and successive quarterly installments upon the Optionee’s completion of each additional three (3)-month period of Board service thereafter. Each annual 20,000-share automatic option grant made to a continuing Board member shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee’s period of service on the Board, with the first such installment to become exercisable one year after the automatic grant date. The exercisability of each outstanding automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

G.    LIMITED TRANSFERABILITY OF OPTIONS.    Each automatic option grant may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

H.    TERMINATION OF BOARD SERVICE.

(1)	Should the Optionee cease service as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Such period shall be extended from six (6) months to twelve (12) months following the Optionee’s cessation of Board service if that Optionee qualifies for the special benefits provided under Section II.I of this Article Three. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

(2)	Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee’s death.

(3)	Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee’s estate or the person or persons to whom the option is transferred upon the Optionee’s death) shall have a twelve (12)-month period following the date of the Optionee’s cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

(4)	In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee’s cessation of Board service.

I.    SPECIAL BENEFITS.    The following special rule shall be applicable to any option grants made under the Automatic Option Grant Program to an Eligible Director, whether those grants were made prior to the

March 19, 2003 amendment of the Automatic Option Grant Program or at any time thereafter, if that Eligible Director retires from, or ceases, Board service on or after such Eligible Director has attained the age of sixty five (65) years of age and has completed nine (9) or more years of such Board service:

(i)	each such option grant made to that Eligible Director under the Automatic Option Grant Program and outstanding at the time of his or her retirement from, or cessation of, Board service shall immediately vest and become exercisable for all the option shares; and

(ii)	the period for which each such option shall remain exercisable following his or her retirement from, or cessation of, Board service shall be extended from six (6) months to twelve (12) months, but in no event will any such option remain exercisable after the specified expiration of the option term.

J.    STOCKHOLDER RIGHTS.    The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the option price for the purchased shares.

K.    REMAINING TERMS.    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.    In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

B.    In connection with any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

C.    Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender each option held by him or her under this Article Three to the Corporation, to the extent such option has been outstanding for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this December 8, 1999 restatement of the Plan at the 2000 Annual Meeting shall also constitute pre-approval of each such option surrender right granted at or after the date of that Annual Meeting and the subsequent exercise of that right in accordance with the terms and provisions of this Section III.C. No additional approval of any Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

D.    The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

E.    The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. In no event, however, may more than ten percent (10%) of the total number of shares of Common Stock available for issuance under the Plan, measured initially as of the date of the 2003 Annual Stockholders Meeting and adjusted from time to time thereafter for the automatic increases to such number of available shares effected pursuant to Section VI. C of Article One of the Plan, be issued pursuant to the Stock Issuance Program. Each stock issuance under the program shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.    Issue Price.

1.    The consideration per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)	cash or check made payable to the Corporation,

(ii)	past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)	any other lawful consideration under the General Corporation Law of the State of Delaware.

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2.    For any Common Stock issuance which is to vest solely on the basis of Service, a minimum period of three (3) years of Service shall be required as condition to such vesting. The required Service period shall be measured from the issue date of the shares in the event of a direct issuance or from the grant date of the share right award for any shares to be subsequently issued pursuant to such award. However, any such Common Stock issuance shall be subject to the vesting acceleration provisions of this Article Four.

3.    The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more share right awards so that the shares of Common Stock subject to those awards shall be issuable upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) customer satisfaction; (11) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

4.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

5.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

6.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (i) or (ii) amount.

7.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares, to the extent the Plan Administrator deems such waiver to be an appropriate severance benefit on account of an involuntary termination under the circumstances and, with respect to share right awards granted under Section 3 above, the to the extent consistent with Code Section 162(m). Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.

8.    Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied, to the extent the Plan Administrator deems such issuance to be an appropriate severance benefit under the circumstances, and with respect to share right awards granted under Section 3 above, to the extent consistent with Code Section 162(m).

II.    CORPORATE TRANSACTION/ CHANGES IN CONTROL/HOSTILE TAKE-OVER

A.    All of the unvested shares of Common Stock under the Stock Issuance Program shall immediately vest in full, in the event of any Corporate Transaction or Change in Control, except to the extent (i) the vesting provisions of such unvested shares are to be continued pursuant to the terms of the Change in Control transaction or Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretionary authority to structure the vesting provisions of shares granted under the Stock Issuance Program so that the unvested shares shall vest upon an involuntary termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction or Corporate Transaction in which the vesting of shares is otherwise continued in effect.

C.    The Plan Administrator shall also have the discretionary authority to structure the vesting provisions of shares granted under the Stock Issuance Program so that the unvested shares shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an involuntary termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.    SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

MISCELLANEOUS

I.    LOANS OR INSTALLMENT PAYMENTS

A.    The Plan Administrator may, in its discretion, assist any Optionee (including an Optionee who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the option price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

B.    The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.    AMENDMENT OF THE PLAN AND AWARDS

A.    The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options or shares at the time outstanding under the Plan, unless the Optionee or holder of shares, as applicable, consents to such amendment, and provided, further that, except for adjustments as provided in or pursuant to Section VI.F of Article One and Section III.C of Article Two, no such amendment or modification to the Plan or any outstanding option shall reduce or permit the reduction (by amendment, substitution, cancellation and regrant or other means) of the exercise price of any option without prior stockholder approval. In addition, certain other amendments may require stockholder approval pursuant to applicable laws or regulations.

B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.    TAX WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan, and all share issuances under the Stock Issuance Program, shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation’s Common Stock in satisfaction of all or part of the Federal, State and local income and employment withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares (the “Withholding Taxes”). Such right may be provided to any such holder in either or both of the following formats:

a.	STOCK WITHHOLDING: The holder of the non-statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

b.	STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option or unvested shares purchased thereunder with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.    EFFECTIVE DATE AND TERM OF PLAN

A.    The Plan was initially adopted by the Board on August 31, 1993 and approved by the stockholders in October 1993. As of the applicable Effective Date for each of the equity incentive programs in effect hereunder, this Plan, as successor to the Predecessor Plans, became effective for each such program, and no further option grants or stock issuances shall be made under the Predecessor Plans from and after such Effective Date. The Plan was subsequently amended by the Board on January 23, 1995 to (i) increase by 750,0002 the number of shares of Common Stock issuable under the Plan, (ii) limit the number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Plan to 750,0003/ shares, exclusive of any stock options or stock appreciation rights granted prior to January 1, 1995 and (iii) provide that the option price per share for all non-statutory stock options granted from and after January 1, 1995 shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date. The January 23, 1995 amendment was approved by the stockholders at the 1995 Annual Meeting held on March 27, 1995. On January 26, 1996, the Board authorized an additional 500,000-share increase in the number of shares of Common Stock available for issuance under the Plan and in February 1996, the Board adopted an amendment to the Plan (the “February 1996 Amendment”) which increased the number of shares of Common Stock for which option grants are to be made annually under the Automatic Option Grant Program to

[2]	Reflects the 3-for-2 split of the Common Stock effected by the Corporation on June 5, 1995.

continuing non-employee Board members from 2,500 shares to 3,500 shares per individual. Both the January 26, 1996 and February 1996 Amendments were approved by the Corporation’s stockholders at the 1996 Annual Meeting. The Plan was subsequently amended on February 12, 1997 (the “February 1997 Amendment”) to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, (ii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan and (iii) effect a series of technical changes to the provisions of the Plan (including stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The February 1997 Amendment was approved by the stockholders at the 1997 Annual Meeting. All option grants made prior to the February 1997 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1997 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. The Plan was subsequently amended on February 13, 1998 (the “February 1998 Amendment”) to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, and (ii) implement an automatic share increase feature, pursuant to which the number of shares available for issuance over the term of the Plan shall automatically increase on the first trading day of each fiscal year, beginning with the 1999 fiscal year and continuing through the fiscal year 2003, by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year. The February 1998 Amendment was approved by the stockholders at the 1998 Annual Meeting. The Plan was again amended on January 22, 1999 (the “January 1999 Amendment”), subject to stockholder approval at the 1999 Annual Meeting, to (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,000,000 shares, (ii) increase the limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights after December 31, 1994 from 750,000 to 1,000,000 shares in the aggregate and (iii) increase the size of the annual grants to non employee Board members under the Automatic Option Grant Program from 3,500 to 5,000 shares. The January 1999 Amendment was approved by the stockholders at the 1999 Annual Meeting. The Plan was again amended by the Board on December 8, 1999 (the “December 1999 Amendment”) to (i) revise the automatic share increase provisions of the Plan so that the number of shares reserved for issuance under the Plan will automatically increase on the First Trading Day of each fiscal year over the remaining term of the Plan, beginning with the November 1, 2000 First Trading Day, by an amount equal to three and one-half percent (3.50%) of the total number of shares of outstanding Common Stock on the last day of the immediately preceding fiscal year, but no such annual increase shall exceed 1,500,000 shares, (ii) increase the size of the annual grants to non employee Board members under the Automatic Option Grant Program from 5,000 shares to 10,000 shares and (iii) extend the term of the Plan to December 31, 2004. The Plan was further amended by the Board on February 9, 2000 (the “February 2000 Amendment”) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 500,000 shares. Both the December 1999 Amendment and the February 2000 Amendment were approved by the Corporation’s stockholders at the 2000 Annual Meeting. On February 11, 2003, the Board adopted another amendment to the Plan (the “February 2003 Amendment”), subject to stockholder approval, to (i) prohibit the Company from repricing options to purchase Common Stock of the Company granted under the Plan without the prior approval of the stockholders, (ii) amend the automatic option grant program in effect for non-employee Board members to provide for acceleration of vesting and to extend the term of exercisability of options issued to such persons pursuant to the automatic option grant program in certain events, and (iii) establish the stock issuance program under the Plan. The terms of the February 2003 Amendment will not be effective unless and until the February 2003 Amendment is approved by the stockholders at the 2003 Annual Meeting. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

B.    Each option issued and outstanding under the Predecessor Plans immediately prior to the Effective Date of the Discretionary Option Grant Program was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

C.    The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four, each relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options which are outstanding under the Predecessor Plans on the Effective Date of the Discretionary Option Grant Program but which do not otherwise provide for such acceleration.

D.    The Plan shall terminate upon the EARLIER of (i) December 31, 2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. However, if the December 1999 Amendment is not approved by the stockholders at the 2000 Annual Meeting, the clause (i) termination date will remain August 30, 2003. Upon the termination of the Plan, all outstanding option grants shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

V.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder and the issuance of Common Stock under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII.    MISCELLANEOUS PROVISIONS

A.    Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

B.    The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

C.    The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

CREDENCE SYSTEMS CORPORATION

Annual Meeting of Stockholders to be held on March 19, 2003

This Proxy is solicited on Behalf of the Board of Directors of

Credence Systems Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on March 19, 2003 and the Proxy Statement and appoints Graham J. Siddall and John R. Detwiler and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Credence Systems Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 215 Fourier Avenue, Fremont, California 94539, on Wednesday, March 19, 2003 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CREDENCE SYSTEMS CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet [GRAPHIC OF COMPUTER]		OR	Vote-by-Telephone [GRAPHIC OF TELEPHONE]

1.	Log on to the Internet and go to http://www.eproxyvote.com/cmos		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone,

please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the director listed below and a vote FOR the other proposals.

1.     To elect the following one director to serve for a three-year term ending upon the year 2006 Annual Meeting of Stockholders or until their successor is elected and qualified:
        Nominees: (01) Henk J. Evenhuls,

  FOR                    WITHHELD

  ☐                    ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2.  To approve amendments to the Company’s 1993 Stock Option Plan (the “1993 Plan”) which (i) prohibit the Company from repricing stock options granted under the 1993 Plan without the prior approval of the Company’s Stockholders, (ii) provide for full accelerated vesting of options granted to non-employee Board members under the 1993 Automatic Grant Program upon their cessation of service from the Board for any reason if they have served at least nine (9) or more years on the Board and they have attained sixty-five (65) years of age upon the date of such cessation and which will extend the period during which they may exercise their options following cessation of service, and (iii) establishes a Stock Issuance Program under which the Company may make direct stock issuances under the 1993 Plan to 1993 Plan Participants, which stock issuances shall at no time exceed 10 percent (10%) of the total number of shares eligible for issuance under the 1993 Plan (which such number may be increased from time to time in accordance with the terms of the 1993 Plan) and which may be fully vested or be subject to vesting based on the Participant’s service with the Company or attainment of specific performance objectives, provided that a minimum of three (3) years of service shall be required if service is required as the condition to vesting.

FOR                AGAINST                ABSTAIN

  ☐            ☐                ☐

3.     To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending October 31, 2003.

FOR                AGAINST                ABSTAIN

  ☐            ☐                ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

IF THE SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER OR IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature ____________________________ Date: ________________	Signature ____________________________ Date: ________________